UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2004

DATASTREAM SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25590	57-0813674
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Datastream Plaza, Greenville, South Carolina 29605

(Addresses of Principal Executive Offices, including Zip Code)

(864) 422-5001

(Registrant’s Telephone Number, including Area Code)

Item 5. Other Events and Required FD Disclosure.

On March 8, 2004, the Board of Directors appointed James C. Ryan, Jr. as a director of Datastream Systems, Inc. Mr. Ryan is the retired President and Chief Executive Officer of Evergreen Resources Inc. (NYSE: EVG), an energy company. Mr. Ryan founded Barfield Oil Corporation in 1983, which in 1989 became Evergreen Resources Inc. Mr. Ryan served as President of Evergreen Resources Inc. from May 1989 until April 1990. He then served as President and Chief Executive Officer from April 1990 to June 1995. He served as a director of Evergreen Resources Inc. from 1989 until the expiration of his term in 1996.

Mr. Ryan will hold office until the 2005 annual meeting of stockholders and until his successor is elected and qualified, or until his earlier death, resignation or removal. He will fill the vacant position on the Board resulting from the resignation of John M. Sterling, Jr., who resigned in March 2004 for personal reasons.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATASTREAM SYSTEMS, INC.

/s/ C. Alex Estevez
C. Alex Estevez
Chief Financial Officer
(principal financial and accounting officer)

Date: March 9, 2004